Exhibit 10.30

FOURTH AMENDMENT TO

AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY

AGREEMENT

I. PARTIES

This Fourth Amendment to Amended and Restated Inventory Financing and Security Agreement (“Amendment”) is effective as of March 31, 2017, and is made by and among the following parties:

A.	Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah chartered state bank (the “Bank”), with its principal executive office located at 6985 Union Park Center, Midvale, Utah 84047; and

B.	Ally Financial, a Delaware entity (“Ally”) with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024 (together with the Bank, the “Ally Parties” and Bank and Ally each being, an “Ally Party”): and

C.	Carvana, LLC, an Arizona limited liability company, with its principal executive office located at 4020 East Indian School Road, Phoenix, AZ 85018 (the “Dealership”)

II. RECITALS

The essential facts relied on by the Bank, Ally and the Dealership as true and complete, and giving rise to this Agreement, are as follows:

A.	The Ally Parties and the Dealership are parties to an Amended and Restated Inventory Financing and Security Agreement, effective as of July 27, 2015, as amended by: (i) a Letter Agreement, dated December 30, 2015, by and among the Ally Parties, the Dealership, Ernest C. Garcia II, and 2014 Fidel Family Trust, (ii) an Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of December 30, 2015, and (iii) a Third Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of November 9, 2016 (collectively, the “IFSA”).

B.	The parties desire to amend the IFSA as outlined in this Amendment.

III. AGREEMENT

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, the Ally Parties and the Dealership agree to the following:

A.	Capitalized terms used but not defined in this Amendment have the meanings given to them in the IFSA.

B.	Section III.G.5 of the IFSA is amended and restated in its entirety as follows:

5.	Maintain unrestricted cash, cash equivalents and availability in operating lines of credit, excluding amounts restricted pursuant to the terms of a Credit Balance Agreement between Dealership and Bank, equal to the greater of $15M or 7.5% of the Credit Line.

C.	All other provisions of the IFSA remain unchanged and in full force and effect as written, in the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail.

D.	Except as provided above, the IFSA and all other agreements between each of the Ally Parties and the Dealership remain in full force and effect as written.

E.	If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

F.	This Amendment:

a.	May be modified only by a writing signed by all parties.

b.	May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

c.	Binds and inures to the benefit of the parties and their respective successors and assigns.

d.	Constitutes the entire agreement of the parties with respect to its subject matter.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative effective the date first written above

	Ally Bank		Carvana, LLC

Signature:	/s/ Stephen B. Gambrel	Signature:	/s/ Ernie Garcia
By (Print):	Stephen B. Gambrel	By (Print):	Ernie Garcia
Title:	Authorized Representative	Title:	CEO
Date:	3/31/17	Date:	3/31/17

Ally Financial

Signature:	/s/ Stephen B. Gambrel
By (Print):	Stephen B. Gambrel
Title:	Authorized Representative
Date:	3/31/17